Exhibit 99.2

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEET

As at December 31, 2019 and June 30, 2020

	December 31, 2019	June 30, 2020
	$	$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	10,532,686	29,097,995
Short term investments	92,199,545	99,234,654
Inventories	5,347,269	6,126,584
Accounts receivable	8,216,615	10,442,364
Current income taxes receivable	2,791,012	2,520,755
Prepaid expenses and other current assets	8,101,970	7,157,447

Total current assets	127,189,097	154,579,799

PROPERTY AND EQUIPMENT – Net	8,393,273	7,505,013
OTHER INTANGIBLE ASSETS – Net	4,410,152	3,179,892
NON-CURRENT DEFERRED TAX ASSET	6,831,413	8,855,568

TOTAL ASSETS	146,823,935	174,120,272

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	4,249,995	4,975,412
Accrued expenses and other current liabilities	11,267,607	13,178,092

Total current liabilities	15,517,602	18,153,504

Other non-current liabilities	1,423,009	474,333

TOTAL LIABILITIES	16,940,611	18,627,837

COMMITMENTS AND CONTINGENCIES (NOTE 14)

STOCKHOLDERS’ EQUITY (NOTE 11)
Common Stock (Nil par value, Authorized 310,300,000 shares; issued 23,267,998 shares at December 31, 2019 and June 30, 2020)	—	—
Preferred stock (Nil par value, Authorized 9,500,000 shares; issued 1,378,713 shares at December 31, 2019 and June 30, 2020)	—	—
Convertible preferred stock (Nil par value, Authorized 260,868,277 shares; issued 255,910,170 shares at December 31, 2019 and June 30, 2020)	—	—
Additional paid in capital	114,045,165	120,628,218

Accumulated retained earnings/(deficit)	19,101,397	37,933,266

Accumulated other comprehensive loss	(3,263,238)	(3,069,049)

TOTAL STOCKHOLDERS’ EQUITY	129,883,324	155,492,435

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	146,823,935	174,120,272

DISPLAYLINK CORP

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the six-month periods ended June 30, 2019 and June 30, 2020

CONSOLIDATED STATEMENT OF OPERATIONS

	Six-month period ended
	June 30, 2019	June 30, 2020
	$	$
Net revenues	42,748,264	65,056,345
Cost of sales	(10,358,241)	(13,805,227)

Gross profit	32,390,023	51,251,118

OPERATING EXPENSES

Research and development	15,182,016	25,679,858

Sales and marketing	2,776,937	3,410,027

General and administrative	2,142,544	3,505,558

Amortization of intangible assets	1,290,693	1,242,020

Profit from operations	10,997,833	17,413,675

Interest and other income / (expense)	1,105,393	430,135

Foreign currency exchange gains / (losses)	22,912	(2,388,218)

Net income before income taxes	12,126,138	15,455,592

Income tax benefit	119,424	3,376,277

Net income	12,245,562	18,831,869

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Six-month period ended
	June 30, 2019	June 30, 2020
	$	$
Net income	12,245,562	18,831,869

Currency translation adjustment, net	6,555	194,189

Total comprehensive income	12,252,117	19,026,058

DISPLAYLINK CORP

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the six-month periods ended June 30, 2019 and June 30, 2020

	Convertible Preferred Stock									Preferred Stock	Additional Paid-in Capital Amount	Accumulated retained earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock	Series A	Series B	Series B-1	Series B-2	Series C	Series C-1	Series D	Series D-1	Series D-2
	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares
BALANCE – December 31, 2018	23,732,464	7,081,042	24,907,134	38,698,189	13,726,901	51,377,889	36,900,369	47,824,830	35,393,816	1,378,713	82,973,646	18,515,216	(3,250,854)	98,238,008

Net profit	—	—	—	—	—	—	—	—	—	—	—	12,245,562		12,245,562

Currency translation adjustment, net	—	—	—	—	—	—	—	—	—	—	—		6,555	6,555

BALANCE – June 30, 2019	23,732,464	7,081,042	24,907,134	38,698,189	13,726,901	51,377,889	36,900,369	47,824,830	35,393,816	1,378,713	82,973,646	30,760,778	(3,244,299)	110,490,125

DISPLAYLINK CORP

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the six-month periods ended June 30, 2019 and June 30, 2020

	Convertible Preferred Stock									Preferred Stock	Additional Paid-in Capital Amount	Accumulated retained earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock	Series A	Series B	Series B-1	Series B-2	Series C	Series C-1	Series D	Series D-1	Series D-2
	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares
BALANCE – December 31, 2019	23,732,464	7,081,042	24,907,134	38,698,189	13,726,901	51,377,889	36,900,369	47,824,830	35,393,816	1,378,713	114,045,165	19,101,397	(3,263,238)	129,883,324

Net profit	—	—	—	—	—	—	—	—	—	—	—	18,831,869		18,831,869

Currency translation adjustment, net	—	—	—	—	—	—	—	—	—	—	—		194,189	194,189

Stock based compensation expense, including $nil reduction of related tax benefits	—	—	—	—	—	—	—	—	—	—	6,583,053	—	—	6,583,053

BALANCE – June 30, 2020	23,732,464	7,081,042	24,907,134	38,698,189	13,726,901	51,377,889	36,900,369	47,824,830	35,393,816	1,378,713	120,628,218	37,933,266	(3,069,049)	155,492,435

DISPLAYLINK CORP

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the six-month periods ended June 30, 2019 and June 30, 2020

	Six-month period ended
	30 June, 2019	30 June, 2020
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME	12,245,562	18,831,869

Adjustments to reconcile net income from operations to cash provided by operating activities:
Depreciation	953,669	1,293,284
Amortization	1,259,542	1,242,020
Net (gain)/loss on disposal of property and equipment	—	91,620
Stock-based compensation	—	6,583,053
Fair value revaluation of warrants	—	430,414
Interest earned on short term investments	(309,031)	(609,690)
Unrealized foreign exchange (gains) / losses	45,245	3,014,050
Deferred tax asset movement	—	(2,024,155)

CHANGES IN OPERATING ASSETS AND LIABILITIES:
Inventories, net	667,184	(779,316)
Accounts receivable	3,233,898	(2,225,749)
Current income tax receivable/liability	(4,914,208)	273,258
Prepaid expenses and other non-current and current assets	433,644	944,523
Accounts payable	(2,206,992)	725,418
Accrued expenses and other liabilities	429,972	2,883,319

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,838,486	30,673,918

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,442,827)	(1,629,657)
Purchase of intangible assets	(2,196,036)	(1,207,569)
Purchases of short term investments	(48,000,000)	(40,630,199)
Maturities and sales of short term deposits	47,500,000	32,000,000

NET CASH USED IN INVESTING ACTIVITIES	(4,138,863)	(11,467,425)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CASH USED IN FINANCING ACTIVITIES	—	—

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(26,933)	(641,184)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,672,690	18,565,309

CASH AND CASH EQUIVALENTS
At beginning of year	8,710,575	10,532,686

At end of year	16,383,265	29,097,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest (paid)/received	(796,363)	179,556
Polish net tax payments	44,784	15,203

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

1.	ORGANIZATION AND OPERATION OF THE COMPANY

DisplayLink Corp. was incorporated in the State of Washington on June 27, 2003, under the name Newnham Technology, Inc. and subsequently changed its name to DisplayLink Corp. on November 2, 2006. The first stock certificates for the founder shares were issued on December 16, 2003.

DisplayLink Corp. and its wholly owned subsidiaries (“the Company”) is a leading fabless semiconductor and software provider whose products enable any device (mobile, tablet, PC) to connect to any display using standard interfaces such as USB, Wi-Fi and Ethernet. The Company’s solutions benefit from changing trends in the enterprise IT market such as growth of mobile devices, the consumerization of IT, the emergence of bring your own device (“BYOD”) and the increasing use of multi-screen computing. In addition, the Company’s technology is currently being extended to meeting room solutions and mobile entertainment. The Company operates on a worldwide basis through its wholly owned and controlled UK and Polish subsidiaries and the majority of its turnover is with the original design manufacturers (ODM’s)and distributor customers in Asia.

See note 15 “Subsequent Events” for additional information on the sale of Displaylink Corp. to Synaptics Incorporated.

2.	IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Leases—In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). This guidance revises existing practice related to accounting for leases under ASC Topic 840 Leases (“ASC 840”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. The lease liability will be equal to the present value of lease payments and the right-of-use asset will be based on the lease liability, subject to adjustment such as for initial direct costs. For income statement purposes, the new standard retains a dual model similar to ASC 840, requiring leases to be classified as either operating or finance. For lessees, operating leases will result in straight-line expense (similar to current accounting by lessees for operating leases under ASC 840). In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an additional transition method that allows entities to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption without restating prior periods. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022 and early adoption is permitted. The Company intends to adopt the requirements of the new standard via a cumulative-effect adjustment without restating prior periods. The Company is quantifying the impact that this standard has on its leases however, the expectation is that the standard will have a material impact on our consolidated balance sheet but will not have a significant impact on our condensed consolidated statements of income or cash flows. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation—The condensed consolidated financial statements and accompanying notes are prepared on an accrual basis in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2020, and its results of operations and cash flows for the six months ended June 30, 2020 and 2019. The condensed balance sheet at December 31, 2019, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

These financial statements were prepared on the going concern basis.

Basis of Consolidation—The condensed consolidated financial statements include the financial statements of DisplayLink Corp. and its wholly owned subsidiaries DisplayLink (UK) Limited and DisplayLink (Poland) Sp z.o.o. All intercompany accounts and transactions have been eliminated on consolidation.

Use of Estimates—Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates these estimates and judgments on an on-going basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for the making of judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Items subject to such estimates and assumptions includes the valuation of shares and share options issued to employees and non-employees for the purposes of determining the amount of expense to be recognized in the statement of operations as the shares of the Company are not readily marketable and the recognition of deferred tax assets which depends on our generating sufficient U.S. and certain foreign taxable income in future years to obtain a benefit from the utilization of those deferred tax assets on our tax returns. Accordingly, the amount of deferred tax assets considered realizable may increase or decrease when we reevaluate the underlying basis for our estimates of future U.S. and foreign taxable income. Actual results may differ from these estimates under different assumptions or conditions.

Concentration of Credit Risk—The Company’s receivables are concentrated in a relatively small number of customers, most of whom are based in Asia, and as a result, the Company maintains individually significant receivable balances with these customers. If the financial condition or operations of these customers deteriorate substantially, the Company’s operating results could be adversely affected. In addition, the Company performs periodic evaluations of its customers’ financial condition, but generally does not require collateral for sales on credit. The Company’s historical credit losses have been minimal and well within management’s expectations and the carrying value of the Company’s accounts receivable approximates fair value.

In the six months ended June 30, 2020, 7 customers accounted for 82% of revenues, with three customers accounting for 31%, 16% and 11% of revenues. In the six months ended June 30, 2019, 7 customers accounted for 85% of revenues, with three customers accounting for 36%, 15%, and 14% of revenues. As of June 30, 2020, three customers accounted for 30%, 27%, and 22% of net accounts receivable. Therefore, a significant change in the liquidity or financial position of any of these customers could make it more difficult for the Company to collect its accounts receivable.

Financial instruments that potentially subject the company to concentration of credit risk consist of cash and short-term investments. The Company deposits cash with credit worthy financial institutions. The Company has not experienced losses to date on its deposits of cash, and accordingly believes minimal credit risk exists.

Revenue Recognition—Our product revenues consist of sales of (application specific integrated circuit) ASIC chips to original design manufacturers (ODMs) and distributors, located throughout the world, but primarily in Asia. We consider customer purchase orders, which in most cases are governed by customer sales agreements, to be the contracts with a customer. The customer sales agreements, which are derived from a single master sales agreement, stipulate that all product shipments are made on ex-works terms from our logistics warehouse in Hong Kong, and it is at the point that shipment is made on this basis that revenue is recognised. A further consideration in determining whether recognition is appropriate is the customer’s ability to pay. Robust procedures are in place such that payment from customers at the future due date is probable. Furthermore, no recent history of bad debt losses exists within the company. In 2020 99.8% of sales made were to ODMs and distributors located in Asia.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

The Company recognizes revenue from product sales when obligations under the terms of a contract with the customer are satisfied; generally, this occurs with the transfer of control of the goods to customers. These contracts with customers consist of the supply of product which represent single performance obligations that are satisfied upon transfer of control of the product to the customer at a point in time.

The length of payment terms varies by customer, but none extend beyond 60 days, and the default terms are 30 days.

The Company has no significant history of product returns with trivial amounts being returned, and as such no provision has been made for such matter.

No significant judgments or estimates are typically required when accounting for revenue.

Contract assets and liabilities – The Company normally does not have contract assets, which are primarily unbilled accounts receivable that are conditional on something other than the passage of time. Where the Company has invoiced the customer but either not fulfilled its contracted obligations or has not transferred the control of the product to the customer, revenue is deferred and included within contract liabilities on the balance sheet.

Shipping and handling costs - The Company records costs related to shipping and handling of products in cost of sales.

Foreign Currency Translation and Transactions—The functional currency of the Company’s UK subsidiary, DisplayLink (UK) Limited, is US dollars, and that of the Company’s Polish subsidiary, DisplayLink (Poland) Sp z.o.o., is Polish Zloty, the local currency. Assets and liabilities are translated into US dollars at the rate of exchange existing at the balance sheet date. Income statement amounts are translated into US dollars at the average exchange rates for the period. Changes resulting from translation adjustments are included as a component of accumulated other comprehensive income in the accompanying Consolidated Balance Sheets. Foreign currency transaction gains and losses are included in the Consolidated Statement of Operations. The condensed consolidated financial statements are reported in US Dollars.

Comprehensive Income—As defined by ASC 220-10, comprehensive income includes all changes in equity during a period from non-owner sources, including foreign currency translation gains and losses arising from the translation of financial statements of overseas subsidiaries.

4.	COVID-19

The health and welfare of the Company’s employees is of paramount importance. Travel by employees has been restricted to only those trips that are business-critical and customer visits to our facilities will only be allowed if they too are deemed to be business-critical. The Company’s development and support activities are currently unaffected by this situation.

Following a successful trial to test IT infrastructure, working from home has been encouraged where this is practicable and, as a result, over 90% of the Company’s employees and service providers are currently working from home. There may be some loss of efficiency and project slippage as a result of “working from home”, however this is difficult to quantify.

Supply Chain

The Company is in regular contact with its supply chain partners, who have reported no material impact due to COVID-19. They are taking extra precautions including prohibiting travel by their employees, customer

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

visits to their facilities and performing temperature checks on all employees entering their facilities. The Company’s device production has been largely unaffected by this situation and its supply chain partners have continued to run full shifts, although recent lock-down policies by certain governments in Asia may cause this situation to change. Raw material supplies have been unaffected and transportation between supply chain partners has seen some small delays, but this has not impacted the Company’s ability to supply products to its customers on schedule. The Company also is gradually increasing its inventory levels with the objective of having an additional four weeks of finished goods inventory.

Customers

The Company’s bookings and shipment for the six months ended June 30, 2020 have exceeded expectations. With many businesses encouraging working from home, the short-term demand for laptops has risen and, with this, the sale of the Company’s products.

5.	FAIR VALUE MEASUREMENTS

The carrying values of the Company’s financial instruments and short term investments approximate their fair values due to the short period of time to maturity or repayment. The Company’s financial assets and liabilities are valued using market prices on less active markets (Level 2) and also at fair value without observable market values, which requires a high level of judgment (Level 3).

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The current accounting guidance for fair value measurements defines a three-level valuation hierarchy for disclosures as follows:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Short term investments are comprised of bank deposits with maturities of up to 1 year. Because of this, the carrying amounts of the Company’s short term investments approximate fair value, and these are level 2 financial instruments. The value at June 30,2020 was $99,234,653 and at December 31, 2019 was $92,199,545.

Warrant liabilities represent freestanding warrants and other similar instruments that are outstanding and exercisable into Company’s convertible preferred stock at the option of the warrant holder, which are redeemable. The warrants are subject to re-measurement at each balance sheet date and any changes in fair value are recognized in the Consolidated Statement of Operations as a component of Interest and other income / (expense). The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants or the completion of a liquidation event.

Warrants for preferred stock are valued using the Black Scholes model. These financial instruments are considered a level I3 measurement. The value at June 30, 2020 was $2,553,021 and at December 31, 2019 was $2,122,607, with unrealized gains recognized in earnings as interest income.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as at December 31, 2019 and June 30, 2020.

	As at December 31, 2019

	Level 2 $	Level 3 $	Total $
Financial Assets

Short term investments – bank deposits	92,199,545	—	92,199,545

Total Financial Assets	92,199,545	—	92,199,545

Financial Liabilities
Preferred stock warrants	—	2,122,607	2,122,607

Total Financial Liabilities	—	2,122,607	2,122,607

	As at June 30, 2020

	Level 2 $	Level 3 $	Total $
Financial Assets

Short term investments – bank deposits	99,234,654	—	99,234,654

Total Financial Assets	99,234,654	—	99,234,654

Financial Liabilities
Preferred stock warrants	—	2,553,021	2,553,021

Total Financial Liabilities	—	2,553,021	2,553,021

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	Dec 31, 2019 $	June 30, 2020 $
Computer equipment	7,235,315	7,505,204
Computer software	165,885	165,885
Production tooling	4,813,054	4,820,731
Leasehold improvements	4,128,740	4,233,060
Furniture and equipment	1,567,548	1,003,093

Property and equipment, at cost	17,910,542	17,727,973
Less accumulated depreciation	(9,517,269)	(10,222,960)

Property and equipment, net	8,393,273	7,505,013

The depreciation charge for the six months ended June 30, 2020 was $1,293,284 and for the six months ended June 30, 2019 was $953,669.

At June 30, 2020 there was $53,932 of additions to property and equipment, net included within accrued expenses, of which all was leasehold improvements.

At December 31, 2019 there was $1,213,047 of additions to property and equipment, net included within accrued expenses, of which $573,600 was production tooling and $639,447 was leasehold improvements.

7.	OTHER INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	Cost $	Amortization $	Net Intangibles $
Balance at June 30, 2019	14,491,763	(8,952,626)	5,539,137

Additions in the period	161,708	—	161,708
Amortization Charge	—	(1,290,693)	(1,290,693)

Balance at December 31, 2019	14,653,471	(10,243,319)	4,410,152

Additions in the period	11,760	—	11,760
Amortization Charge	—	(1,242,020)	(1,242,020)

Balance at June 30, 2020	14,665,231	(11,485,339)	3,179,892

Intangible assets relating to intellectual property rights acquired from third parties are capitalized and amortized over the useful economic lives of the respective license agreements, being 3 years. The company determined that these intangible assets had alternative future use at the time of the purchase and thus met the capitalization criteria.

The amortization charge in the six months ended June 30, 2020 and June 30, 2019 were $1,242,020 and $1,259,542 respectively. At June 30, 2020 and December 31, 2019 $2,371,684 and $3,567,494 respectively remained outstanding on such agreements.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

8.	INVENTORIES

Inventories are stated at the lower of costs (first-in, first-out method) or net realizable value and consist of the following

	December 31, 2019	June 30, 2020
	$	$
Finished goods	2,703,095	3,067,290
Work in progress	271,823	223,809
Raw materials	2,372,351	2,835,485

	5,347,269	6,126,584

9.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31, 2019	June 30, 2020
	$	$
Accrued payroll and compensation	1,630,295	2,122,460
Rebate provision	1,756,004	2,678,633
Flexible spend agreement non-capital liabilities	2,144,485	1,897,351
Other liabilities	918,507	2,108,095
Other accrued expenses	2,348,708	1,468,531
Fair value of preferred stock warrants	2,122,607	2,553,021
Income tax liability	347,000	350,000

	11,267,607	13,178,091

The movement in the liability relating to fair value of preferred stock warrants is as follows:

$
Change in fair value recorded in interest expense for the six months ended June 30, 2019	—
Fair value at June 30, 2019	3,241,872

Change in fair value recorded in interest expense for the six months ended June 30, 2020	(430,414)

Fair value at June 30, 2020	2,553,021

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

10.	NON-CURRENT LIABILITIES

Non-current liabilities consist of the following:

	December 31, 2019	June 30, 2020
	$	$
Other liabilities	1,423,009	474,333

	1,423,009	474,333

The Other Liabilities balance relates to the long-term portion of the extended credit liability associated with purchase of IP in connection with the development of integrated circuits. The short-term element of this liability is included within other liabilities in Note 9 (Accrued expenses and other current liabilities). The total liability at June 30, 2020 and December 31, 2019 respectively is $2,371,684 and $3,567,494.

11.	INCOME TAXES

The Company accounts for income taxes using the asset and liability method, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carry-forwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax laws; the effects of future changes in tax laws or rates are not anticipated.

The Company operates in various tax jurisdictions and is subject to audit by various tax authorities. The Company follows the provisions of ASC 740-10 “Accounting for Uncertainty in Income Taxes”, that prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. Changes in facts and circumstances could result in material changes to the amounts recorded for such tax contingencies.

The income tax credit of $3,376,277 and $119,424 for the six months ended June 30, 2020 and June 30, 2019 respectively represented estimated federal, foreign and state income taxes. The effective tax rate for the six months ended June 30, 2020 diverged from the combined U.S. federal and state statutory tax rate primarily because of foreign research and development tax credits and the recognition of deferred tax assets. The effective tax rate for the six months ended June 30, 2019 diverged from the combined U.S. federal and state statutory tax rate primarily because of foreign research and development tax credits, recognition of deferred tax assets largely offset by an income tax charge as a result of GILTI rules.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

The following is a summary of the significant components of the Company’s net deferred tax assets:

	December 31, 2019	June 30, 2020
	$	$
Deferred tax assets:
Net operating loss carry forwards	4,310,256	4,817,345
Timing differences on share based payment charges	3,331,005	4,780,737
Fixed assets and other	(809,848)	(742,513)

Total deferred tax assets	6,831,413	8,855,569
Less: Valuation allowance	—	—
Net deferred tax assets	6,831,413	8,855,569

The Company assesses whether a valuation allowance should be established against its deferred tax asset based on the consideration of all evidence, both positive and negative, using a “more likely than not” standard.

The gross total deferred tax balance at June 30, 2020 comprised $998,835 for DisplayLink Corp, and $7,856,734 for the UK subsidiary and for December 31, 2019 comprised $280,034 for DisplayLink Corp, and $6,551,379 for the UK subsidiary. No valuation allowance was applied to either the asset for DisplayLink Corp. or for the UK subsidiary, as utilisation of the net operating losses in full is foreseen as more likely than not.

The assumed tax rates for the purposes of calculating deferred tax are 21% - US Federal tax rate, 19% UK corporation tax rate (for net operating loss carry forwards) and 10% UK patent box rate (for timing differences on share based payment charges).

The Company is subject to taxation in the United States, UK and Poland. In the United States, the tax years from 2013 to 2018 are still open for investigation by the Federal tax authorities, and the tax years from 2015 to 2018 are still open for the California tax authorities. In the UK the tax years 2018 to 2019 are still open for investigation by the tax authorities. In Poland, the tax years 2017 to 2019 are still open for investigation by the tax authorities.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

12.	SHARE BASED COMPENSATION

The purpose of the Company’s various share-based compensation plans is to attract, motivate, retain, and reward high-quality employees, directors, and consultants by enabling such persons to acquire or increase their proprietary interest in the Company’s stock in order to strengthen the mutuality of interests between such persons and our stockholders and to provide such persons with annual and long-term performance incentives to focus their best efforts on the creation of stockholder value. Consequently, the Company determines whether to grant share-based compensatory awards subsequent to the initial award for its employees and consultants primarily on individual performance. The Company’s share-based compensation plans with outstanding awards consist of: -

a.	2004 Enterprise Management Incentive Share Option Scheme (the “EMI Plan”) and 2004 Stock Plan

b.	DisplayLink Corp EMI and Unapproved Share Options Plan 2012 and the 2012 Stock Plan (together the 2012 Stock Plans)

c.	DisplayLink Corp EMI and Unapproved Share Options Plan 2015 and the 2015 Stock Plan (together the 2015 Stock Plans).

In August 2019, the shareholders amended the exercise conditions of the 2015 Stock Plans to allow all current employee/service providers who have had continuous employment or service in excess of five years to be able to exercise from time to time, depending on their length of service in excess of five years, some or all of their stock options/shares of common stock. Under US GAAP, this change is deemed to be a modification. A modification is deemed to have taken place if there is a change in the vesting conditions. In this case, the previous performance condition, namely that a share option can only be exercised on a change in control, has been replaced by a service condition, namely that a share option may now be exercised by the option holder provided that the requisite service period has been served as governed by eligible vested portion rules. Although the likelihood of any option holder exercising before a change in control event is considered extremely unlikely, as, in the case of a 2012 Stock Plan option holder, he or she would need to put the Company in funds for the substantial payroll taxes that would arise on exercise, because the requirement is within the option-holder’s control, this is a non-vesting condition and should not be taken into account in determining whether a modification has taken place.

Therefore, the Company has recognized a charge of $31,075,082 in the Consolidated Statement of Operations, representing the incremental fair value of the vested options at the modification date in August 2019 versus their original fair value measured at grant date.

The revised fair value of D2 options was calculated using the Black-Scholes option pricing model, with inputs as follows: -

Exercise price	$0.006 – $0.287
Risk free interest rate	1.40%
Expected dividend yield	—
Expected life (in years)	4 years
Expected volatility	40%

Using these inputs, the revised fair values of D2 stock options ranged from $4.38 to $4.65.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

Share-based compensation recognized in our condensed consolidated statement of income was as follows:

	Six months ended
	June 30, 2019	June 30, 2020
	$	$
Research and development	—	6,096,935
Sales and Marketing	—	378,106
General and Administrative	—	108,012

	—	6,583,053

13.	RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2019 and June 30, 2020, there were no transactions with related parties.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

14.	COMMITMENTS AND CONTINGENCIES

Lease arrangements

The Company occupies certain offices under operating lease arrangements. Leases expire at various dates through to year 2029.

The total future minimum lease payments, for non-cancelable operating leases for all facilities within the Company are as follows:

Fiscal Year	$
Remainder of 2020	465,043
2021	2,326,995
2022	2,122,281
2023	2,081,338
2024	2,081,338
Thereafter	9,662,558

Total future minimum lease payments	18,739,553

Total rental expense under operating leases for the six months ended June 30, 2020 and June 30, 2019 was $1,428,411 and $686,117 respectively.

Commitments

In April 2017, the UK subsidiary entered into a 3-year flexible spend account contract with a third party worth $3,000,000, payable in 12 equal quarterly installments, within which it is able to purchase intellectual property used in its chip development activities, as well as pay its product royalty obligations. As of December 31, 2019, the UK subsidiary had paid $2,750,000 on this contract, leaving $250,000 payable in future years. As of June 30, 2020, the contract had been fully paid.

In November 2018, the UK subsidiary entered into a 3-year contract with a third party worth $5,692,050, payable in 12 equal quarterly installments, in order to purchase intellectual property used in its chip development activities. As of June 30, 2020, the UK subsidiary had paid $3,320,365 on this contract, leaving $2,371,684 payable in future years, of which $1,897,351 is payable within one year and $474,333 is payable between one and five years. As of December 31, 2019, the UK subsidiary had paid $2,371,689 on this contract, leaving $3,320,361 payable in future years.

Indemnification Provisions

In the ordinary course of business, the Company enters into contractual arrangements under which it agrees to provide indemnification of varying scope and terms to business partners and other parties with respect to losses arising out of the breach of such agreements. In addition, on occasions the Company will agree to provide indemnification with respect to losses arising out of intellectual property infringement claims made by third parties. In these circumstances, payment may be conditional on the other party making a claim pursuant to the procedures specified in the particular contract. Further, the Company’s obligations under these agreements may be limited in terms of time and/or amount, and in some instances, the Company may have recourse against third parties for certain payments.

It is not possible to determine the maximum potential loss under these indemnification provisions due to our limited history of prior indemnification claims and the unique facts and circumstances involved in each particular situation.

DISPLAYLINK CORP.

UNAUDITED INTERIM CONDENSED CONSOLIDATED NOTES TO THE ACCOUNTS

For the Six Months Ended June 30, 2019 and 2020 and as of December 31, 2019 and June 30, 2020

To date, no significant costs have been incurred, either individually or collectively, in connection with our indemnification provisions.

Contingencies

In the event of a sale of the Company or an IPO, Clydesdale has the evergreen right to an Exit Fee of 1.75% of the excess of net sales proceeds over $80M. This right arises as a result of a Loan agreement signed with Clydesdale in July 2012. The Directors good faith estimate of this contingency is $5.5 million.

15.	SUBSEQUENT EVENTS

ACQUISITION

On July 31, 2020, Synaptics Incorporated (“Synaptics”) completed the previously announced merger of Falcon Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Synaptics (“Merger Sub”) with and into DisplayLink Corp., a Washington corporation (“DisplayLink”), with DisplayLink continuing as the surviving corporation and a wholly owned subsidiary of Synaptics (the “Merger”). Synaptics completed the Merger pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Synaptics, Merger Sub, DisplayLink, certain holders of equity securities of DisplayLink that became parties to the Merger Agreement by execution of a Joinder (the “Sellers”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Sellers. The aggregate consideration for the Merger consisted of $305 million in cash, subject to purchase price adjustments at the closing and post-closing. As part of the merger, all outstanding and eligible share options were either exercised and therefore acquired by Synaptics in exchange for consideration or cancelled in exchange for cash consideration, dependent on option scheme. All remaining ineligible share options lapsed and were cancelled. All warrants were settled as part of the merger, the consideration for settlement of the warrants was $2.6 million. The contingent liability with respect to Clydesdale was also settled for $5.5 million.

DIVIDENDS

On September 18, 2020 the Directors declared and approved a dividend of £113,289,805 which is expected to be partly paid in cash and partly used to settle intercompany loan agreements. Directors expect the dividend to be fully paid within one year from the declaration date.